Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

by

MAXYGEN, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 11, 2009, UNLESS MAXYGEN EXTENDS THE OFFER.

As set forth in Section 3 of the offer to purchase for cash, dated November 13, 2009, you must use this notice of guaranteed delivery (or a manually signed facsimile of it) to accept the Offer (as defined below) if:

(a) your stock certificate(s) are not immediately available or you cannot deliver your certificate(s) prior to the “Expiration Date” (as defined in Section 1 of the offer to purchase for cash);

(b) the procedure for book-entry transfer (as specified in Section 3 of the offer to purchase for cash) cannot be completed before the Expiration Date; or

(c) time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary referred to below before the Expiration Date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by mail, overnight courier or facsimile transmission so that the depositary receives it before the Expiration Date. See Section 3 of the offer to purchase for cash and Instruction 2 to the letter of transmittal.

The depositary for the tender offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Overnight Delivery:
Computershare Trust Company, N.A. c/o Corporate Actions – Maxygen, Inc. P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Corporate Actions – Maxygen, Inc. 250 Royall Street Canton, MA 02021

For Eligible Institutions Only

By Facsimile Transmission:

(617) 360-6810

To Confirm Receipt of Notice of Guaranteed Delivery Only:

(781) 575-2332

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. You must deliver this notice of guaranteed delivery and any other required documents to the depositary. Deliveries to Maxygen or Okapi Partners LLC (the information agent of the Offer) will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company (the book-entry transfer facility) will not constitute valid delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase for cash) under the instructions to the letter of transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Maxygen Inc., a Delaware corporation (“Maxygen”), the number of shares indicated below, at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase for cash and the related letter of transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”) and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase for cash. Unless otherwise indicated, all references to shares are to shares of Maxygen’s common stock, par value $0.0001 per share.

NUMBER OF SHARES BEING TENDERED HEREBY:            SHARES

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

PRICE AT WHICH YOU ARE TENDERING

(See Instruction 5 of the letter of transmittal)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER: (See Instruction 5 of the letter of transmittal)

☐	The undersigned wants to maximize the chance of having Maxygen purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Maxygen pursuant to the Offer (the “Purchase Price”). This action could result in receiving a price per share as low as $5.30 per share.

– OR –

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER: (See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action will result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase for cash.

Price (in Dollars) Per Share at which Shares Are Being Tendered

☐ $5.30                     ☐ $5.50                     ☐ $5.70

  ☐ $5.90                     ☐ $6.10

You WILL NOT have validly tendered your shares

unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS

(See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares (check ONE box):

☐	at the Purchase Price, which will be determined by Maxygen in accordance with the terms of the Offer (persons checking this box should check the first box on page 2 of this notice of guaranteed delivery, under the heading “Shares Tendered at Price Determined Pursuant to the Offer”), or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Stockholder” on page 2 of this notice of guaranteed delivery.

CONDITIONAL TENDER

(See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition his, her or its tender of shares upon Maxygen purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase for cash. Unless Maxygen purchases at least the minimum number of shares you indicate below pursuant to the terms of the Offer, Maxygen will not purchase any of the shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number and each stockholder should consult his, her or its own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Maxygen must purchase from you if Maxygen purchases any shares from you, Maxygen will deem your tender unconditional.

☐	The minimum number of shares that Maxygen must purchase from me, if Maxygen purchases any shares from me, is: shares.

If, because of proration, Maxygen will not purchase the minimum number of shares from you that you designate, Maxygen may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, a conditionally tendering stockholder must have tendered all of his, her or its shares. To certify that you are tendering all of your shares if conditional tenders are purchased by random lot, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

STOCKHOLDERS COMPLETE AND SIGN BELOW

Please type or print

Certificate No.(s) (if available):	Signature(s) of Stockholder(s)

Date:

Date:

Date:

Name(s) of Record Stockholder(s)	Area Code & Phone No.:	Address(es) of Stockholders:

If shares will be tendered by book-entry transfer, provide the following information:

Name of Tendering Information:	Account No.:

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”), guarantees the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase for cash into the depositary’s account at the book-entry transfer facility, in each case, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three Nasdaq Global Market trading days of the date hereof.

Name of Firm:

Authorized Signature:

Title:

Address:

Zip Code:

Area and Telephone Number:

Dated:

DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.